Contact:
Sean McHugh
Vice President, Investor Relations & Treasury
(404) 745-2889

CARTER'S, INC. REPORTS SECOND QUARTER 2012 RESULTS

•	Net Sales $472 Million, Up 20%

•	Earnings Per Share $0.35, Up 59%; Adjusted Earnings Per Share $0.37, Up 61%

Atlanta, Georgia, July 25, 2012 -- Carter’s, Inc. (NYSE:CRI), the largest branded marketer in the United States of apparel exclusively for babies and young children, today reported its second quarter 2012 results.

“We are very pleased with our second quarter performance which reflects the strength of our product offerings and the success of our multi-channel growth strategies in the United States and international markets,” said Michael D. Casey, Chairman and Chief Executive Officer. “We are forecasting good growth in sales and earnings for the balance of the year supported by new product offerings and lower product costs.”

Second Quarter of Fiscal 2012 compared to Second Quarter of Fiscal 2011
Consolidated net sales increased $77.7 million, or 19.7%, to $472.2 million.  Net domestic sales of the Company’s Carter’s brands increased $48.2 million, or 15.3%, to $363.8 million.  Net domestic sales of the Company’s OshKosh B’gosh brand decreased $0.7 million, or 1.0%, to $71.1 million.  Net international sales to customers outside the United States increased $30.2 million to $37.3 million, reflecting a full quarter of sales from the Company's Canadian operations in fiscal 2012.

Operating income in the second quarter of fiscal 2012 was $34.4 million, an increase of $12.4 million, or 56.3%, from $22.0 million in the second quarter of fiscal 2011.  Second quarter fiscal 2012 pre-tax income includes expenses of approximately $1.8 million related to the previously-announced closure of the Company's Hogansville, Georgia distribution center in fiscal 2013 and the revaluation of contingent consideration associated with the June 2011 acquisition of Bonnie Togs, a retailer of children's apparel in Canada. Second quarter fiscal 2011 pre-tax income included approximately $1.2 million of expenses related to the Bonnie Togs acquisition. Excluding the facility closure-related costs and the acquisition-related expenses noted above and detailed at the end of this release, adjusted operating income in the second quarter of fiscal 2012 was $36.2 million, an increase of $13.0 million, or 56.2%, from the second quarter of fiscal 2011.

Net income increased $8.1 million, or 64.3%, to $20.8 million, or $0.35 per diluted share, compared to $12.7 million, or $0.22 per diluted share, in the second quarter of fiscal 2011.  Excluding the facility closure-related costs and the acquisition-related expenses noted above and detailed at the end of this release, adjusted net income in the second quarter of fiscal 2012 increased $9.0 million, or 66.8%, to $22.4 million, or $0.37 per diluted share. This compares to adjusted net income of $13.4 million, or $0.23 per diluted share, in the second quarter of fiscal 2011.

A reconciliation of income as reported under accounting principles generally accepted in the United States of America (“GAAP”) to adjusted income is provided at the end of this release.

Business Segment Results
As a result of the Bonnie Togs acquisition in June 2011, the Company realigned its reportable segments.  Effective October 1, 2011, the Company's reportable segments include Carter's retail, Carter's wholesale, OshKosh retail, OshKosh wholesale, and international.  Results for previous periods have been recast to conform to the realigned segment presentation.

Carter’s Segments
Carter’s retail segment sales increased $26.3 million, or 18.4%, to $169.3 million. The increase was driven by incremental sales of $16.9 million from new store openings and $9.5 million from eCommerce sales, and a comparable store sales increase of $1.3 million, or 1.0%. This growth was partially offset by a sales decrease of $1.5 million attributed to store closings. In the second quarter of fiscal 2012, the Company opened 16 Carter’s retail stores and closed three.  As of the end of the second quarter, the Company operated 385 Carter’s retail stores in the United States.

Carter’s wholesale segment sales grew $21.9 million or 12.7%, to $194.5 million reflecting strong demand for the Company's Carter's, Child of Mine, and Just One You brands.

OshKosh B’gosh Segments
OshKosh retail segment sales increased $1.2 million, or 2.1%, to $58.3 million. The increase reflects incremental sales of $2.5 million from eCommerce sales, a comparable store sales increase of $0.5 million, or 1.0%, and incremental sales of $0.5 million for new store openings. The growth was partially offset by a sales decrease of $2.4 million attributed to store closings.  In the second quarter of fiscal 2012, the Company opened one OshKosh retail store and closed three.  As of the end of the second quarter, the Company operated 166 OshKosh retail stores in the United States.

OshKosh wholesale segment sales decreased $1.9 million, or 13.0%, to $12.8 million, principally due to lower sales to the off-price channel.

International Segment
International segment sales increased $30.2 million to $37.3 million, reflecting a full quarter of sales from the Company's Canadian operations in fiscal 2012.  In the second quarter of fiscal 2012, the Company opened four retail stores in Canada.  As of the end of the second quarter, the Company operated 73 retail stores in Canada.

First Half of Fiscal 2012 compared to First Half of Fiscal 2011
Consolidated net sales increased $160.3 million, or 18.6%, to $1.0 billion.  Net domestic sales of the Company’s Carter’s brands increased $95.4 million, or 13.7%, to $790.5 million.  Net domestic sales of the Company’s OshKosh B’gosh brand increased $3.5 million, or 2.4%, to $149.4 million.  Net international sales to customers outside the United States increased $61.4 million to $84.0 million.

Operating income in the first half of fiscal 2012 was $88.2 million, an increase of $12.6 million, or 16.6%, from $75.7 million in the first half of fiscal 2011.  First half fiscal 2012 pre-tax income includes expenses of approximately $3.6 million related to the previously-announced closure of the Company's Hogansville, Georgia distribution center and the revaluation of contingent consideration associated with the acquisition of Bonnie Togs. First half fiscal 2011 pre-tax income included approximately $2.2 million of expenses related to the Bonnie Togs acquisition. Excluding the facility closure-related costs and the acquisition-related expenses noted above and detailed at the end of this release, adjusted operating income in the first half of fiscal 2012 was $91.8 million, an increase of $14.0 million, or 17.9%, from the first half of fiscal 2011.

Net income increased $8.3 million, or 18.5%, to $53.1 million, or $0.89 per diluted share, compared to $44.8 million, or $0.76 per diluted share, in the first half of fiscal 2011.  Excluding the facility closure-related costs and the acquisition-related expenses noted above and detailed at the end of this release, adjusted net income in the first half of fiscal 2012 increased $9.8 million, or 21.3%, to $56.0 million, or $0.94 per diluted share. This compares to adjusted net income of $46.2 million, or $0.79 per diluted share, in the first half of fiscal 2011.

A reconciliation of income as reported under accounting principles generally accepted in the United States of America (“GAAP”) to adjusted income is provided at the end of this release.

Cash flow from operations in the first half of fiscal 2012 was $89.9 million compared to cash flow used in operations of $86.3 million in the first half of fiscal 2011.  The increase was primarily due to favorable net changes in working capital and increased earnings.

Carter’s Segments
Carter’s retail segment sales increased $65.7 million, or 23.4%, to $346.5 million, driven by incremental sales of $34.8 million generated by new store openings and $23.6 million from eCommerce sales, and a comparable store sales increase of $9.7 million, or 3.8%. This growth was partially offset by a sales decrease of $2.5 million attributed to store closings. In the first half of fiscal 2012, the Company opened 32 Carter’s retail stores and closed six.

Carter’s wholesale segment sales increased $29.8 million, or 7.2%, to $444.0 million, reflecting growth in the Company's Child of Mine, Carter's, and Just One You brands, partially offset by lower off-price channel sales.

OshKosh B’gosh Segments
OshKosh retail segment sales increased $5.2 million, or 4.7%, to $116.3 million, driven by incremental sales of $6.0 million generated by eCommerce sales, a comparable store sales increase of $2.8 million, or 2.8%, $1.0 million generated by new store openings, partially offset by a sales decrease of $4.7 million attributed to store closings.  In the first half of fiscal 2012, the Company opened one OshKosh retail store and closed five.

OshKosh wholesale segment sales decreased $1.7 million, or 4.9%, to $33.1 million.

International Segment
International segment sales increased $61.4 million to $84.0 million, principally reflecting the contribution of the Company's business in Canada and higher wholesale sales in other countries. In the first half of fiscal 2012, the Company opened eight retail stores in Canada.

2012 Business Outlook
For the third quarter of fiscal 2012, the Company expects net sales to increase in the mid-single digit percentage range over the third quarter of fiscal 2011. The Company expects adjusted diluted earnings per share, excluding expenses totaling approximately $2 million related to the Bonnie Togs acquisition and the previously-announced distribution center closure, or other items the Company believes to be nonrepresentative of underlying business performance, to increase approximately 25% to 30%, compared to adjusted diluted earnings per share of $0.67 in the third quarter of fiscal 2011.

For fiscal 2012, the Company expects net sales will increase approximately 9% to 11% over fiscal 2011. The Company expects adjusted diluted earnings per share, excluding approximately $4 million to $5 million in expenses related to the Bonnie Togs acquisition, $3 million to $4 million in expenses related to the previously-announced distribution center closure, or other items the Company believes to be nonrepresentative of underlying business performance, to increase approximately 20% to 25% compared to adjusted diluted earnings per share of $2.09 in fiscal 2011.

Conference Call
The Company will hold a conference call with investors to discuss second quarter fiscal 2012 results and its business outlook on July 25, 2012 at 8:30 a.m. Eastern Time. To participate in the call, please dial 913-312-1383. To listen to a live broadcast of the call on the internet, please log on to www.carters.com and select the “Second Quarter 2012 Earnings Conference Call” link under the “Investor Relations” tab. Presentation materials for the call can be accessed at www.carters.com by selecting the “Conference Calls & Webcasts” link under the “Investor Relations” tab. A replay of the call will be available shortly after the broadcast through August 3, 2012, at 719-457-0820, passcode 5384169. The replay will also be archived on the Company's website.

About Carter's, Inc.
Carter's, Inc. is the largest branded marketer in the United States of apparel and related products exclusively for babies and young children. The Company owns the Carter's and OshKosh B'gosh brands, two of the most recognized brands in the marketplace. These brands are sold in leading department stores, national chains, and specialty retailers domestically and internationally. They are also sold through more than 600 Company-operated stores in the United States and Canada and on-line at www.carters.com and www.oshkoshbgosh.com. The Company's Just One You, Precious Firsts, and Genuine Kids brands are available at Target, and its Child of Mine brand is available at Walmart. Carter's is headquartered in Atlanta, Georgia. Additional information may be found at www.carters.com.

Cautionary Language
This press release contains forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 relating to the Company's future performance, including, without limitation, statements with respect to the Company's anticipated financial results for the third quarter of fiscal 2012 and fiscal year 2012, or any other future period, assessment of the Company's performance and financial position, and drivers of the Company's sales and earnings growth. Such statements are based on current expectations only, and are subject to certain risks, uncertainties, and assumptions. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those anticipated, estimated, or projected. Factors that could cause actual results to materially differ include: the acceptance of the Company's products in the marketplace; changes in consumer preference and fashion trends; seasonal fluctuations in the children's apparel business; negative publicity; the breach of the Company's consumer databases; increased production costs; deflationary pricing pressures and customer acceptance of higher selling prices; a continued decrease in the overall level of consumer spending; the Company's dependence on its foreign supply sources; failure of its foreign supply sources to meet the Company's quality standards or regulatory requirements; the impact of governmental regulations and environmental risks applicable to the Company's business; disruption to our eCommerce business, distribution facilities, or in-sourcing capabilities; the loss of a product sourcing agent; increased competition in the baby and young children's apparel market; the ability of the Company to identify new retail store locations, and negotiate appropriate lease terms for the retail stores; the ability of the Company to adequately forecast demand, which could create significant levels of excess inventory; failure to successfully integrate Bonnie Togs into our existing business and realize growth opportunities and other benefits from the acquisition; failure to achieve sales growth plans, cost savings, and other assumptions that support the carrying value of the Company's intangible assets; and the ability to attract and retain key individuals within the organization. Many of these risks are further described in the most recently filed Quarterly Report on Form 10-Q and other reports filed with the Securities and Exchange Commission under the headings "Risk Factors" and "Forward-Looking Statements." The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.

CARTER’S, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(dollars in thousands, except for share data)
(unaudited)

	For the three-month period ended		For the six-month period ended
	June 30, 2012	July 2, 2011	June 30, 2012	July 2, 2011
Net sales	$472,162	$394,488	$1,023,824	$863,488
Cost of goods sold	288,919	259,445	645,842	570,360
Gross profit	183,243	135,043	377,982	293,128
Selling, general, and administrative expenses	156,290	121,290	305,995	235,070
Royalty income	(7,474)	(8,269)	(16,240)	(17,598)
Operating income	34,427	22,022	88,227	75,656
Interest expense, net	1,738	1,756	3,695	3,606
Foreign currency (gain) loss	(207)	(231)	99	(231)
Income before income taxes	32,896	20,497	84,433	72,281
Provision for income taxes	12,091	7,838	31,353	27,499
Net income	$20,805	$12,659	$53,080	$44,782
Basic net income per common share	$0.35	$0.22	$0.90	$0.77
Diluted net income per common share	$0.35	$0.22	$0.89	$0.76

CARTER’S, INC.
BUSINESS SEGMENT RESULTS
(unaudited)

	For the three-month periods ended						For the six-month periods ended
(dollars in thousands)	June 30, 2012		% of Total	July 2, 2011		% of Total	June 30, 2012		% of Total	July 2, 2011		% of Total
Net sales:
Carter’s Wholesale	$194,523		41.2%	$172,634		43.8%	$444,008		43.4%	$414,253		48.0%
Carter’s Retail (a)	169,261		35.8%	142,921		36.2%	346,465		33.8%	280,783		32.5%
Total Carter’s	363,784		77.0%	315,555		80.0%	790,473		77.2%	695,036		80.5%
OshKosh Retail (a)	58,301		12.3%	57,112		14.5%	116,289		11.4%	111,106		12.9%
OshKosh Wholesale	12,789		2.7%	14,700		3.7%	33,063		3.2%	34,776		4.0%
Total OshKosh	71,090		15.1%	71,812		18.2%	149,352		14.6%	145,882		16.9%
International (b)	37,288		7.9%	7,121		1.8%	83,999		8.2%	22,570		2.6%
Total net sales	$472,162		100.0%	$394,488		100.0%	$1,023,824		100.0%	$863,488		100.0%

Operating income (loss):			% of segment net sales			% of segment net sales			% of segment net sales			% of segment net sales
Carter’s Wholesale	$35,945		18.5%	$20,438		11.8%	$76,216		17.2%	$57,581		13.9%
Carter’s Retail (a)	19,951		11.8%	19,392		13.6%	50,485		14.6%	46,055		16.4%
Total Carter’s	55,896		15.4%	39,830		12.6%	126,701		16.0%	103,636		14.9%
OshKosh Retail (a)	(9,319)		(16.0)%	(5,719)		(10.0)%	(16,778)		(14.4)%	(11,121)		(10.0)%
OshKosh Wholesale	(574)		(4.5)%	(1,994)		(13.6)%	(454)		(1.4)%	(431)		(1.2)%
Total OshKosh	(9,893)		(13.9)%	(7,713)		(10.7)%	(17,232)		(11.5)%	(11,552)		(7.9)%
International (b)	6,257	(c)	16.8%	3,607		50.7%	13,724	(c)	16.3%	8,586		38.0%
Segment operating income	52,260		11.1%	35,724		9.1%	123,193		12.0%	100,670		11.7%
Corporate expenses (d)	(17,833)	(e)	(3.8)%	(13,702)	(f)	(3.5)%	(34,966)	(e)	(3.4)%	(25,014)	(f)	(2.9)%
Total operating income	$34,427		7.3%	$22,022		5.6%	$88,227		8.6%	$75,656		8.8%

(a)	Includes eCommerce results.

(b)	Net sales includes international retail, eCommerce, and wholesale sales. Operating income includes international licensing income.

(c)	Includes $1.1 million and $1.8 million charges associated with the revaluation of the Company’s contingent consideration for the three and six-month periods ended June 30, 2012.

(d)
Corporate expenses generally include expenses related to incentive compensation, stock-based compensation, executive management, severance and relocation, finance, building occupancy, information technology, certain legal fees, consulting, and audit fees.

(e)
Includes $0.7 million and $1.8 million in facility closure-related costs related to closure of a distribution facility located in Hogansville, Georgia for the three and six-month periods ended June 30, 2012, respectively. For the second quarter of 2012, the total closure-related costs consisted of severance of $0.3 million, accelerated depreciation (included in selling, general and administrative expenses) of $0.4 million, and other closure costs of $0.1 million. For the first half of 2012, the total closure-related costs consisted of severance of $1.4 million, accelerated depreciation (included in selling, general and administrative expenses) of $0.4 million and other closure costs of $0.1 million.

(f)	Includes $1.2 million and $2.2 million of professional service fees associated with the acquisition of Bonnie Togs for the three and six-month periods ended July 2, 2011, respectively.

CARTER’S, INC.
CONSOLIDATED BALANCE SHEETS
(dollars in thousands, except for share data)
(unaudited)

	June 30, 2012	December 31, 2011	July 2, 2011
ASSETS
Current assets:
Cash and cash equivalents	$237,629	$233,494	$86,725
Accounts receivable, net	131,888	157,754	124,667
Finished goods inventories, net	377,857	347,215	458,114
Prepaid expenses and other current assets	16,858	18,519	16,689
Deferred income taxes	23,838	25,165	23,687
Total current assets	788,070	782,147	709,882
Property, plant, and equipment, net	139,592	122,346	101,796
Tradenames	306,028	306,176	306,356
Goodwill	188,621	188,679	191,050
Deferred debt issuance costs, net	2,270	2,624	2,978
Other intangible assets, net	221	258	311
Other assets	436	479	445
Total assets	$1,425,238	$1,402,709	$1,312,818
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Current maturities of long-term debt	$—	$—	$—
Accounts payable	120,922	102,804	119,428
Other current liabilities	34,012	49,949	37,226
Total current liabilities	154,934	152,753	156,654
Long-term debt	186,000	236,000	236,000
Deferred income taxes	113,355	114,421	112,261
Other long-term liabilities	103,612	93,826	75,021
Total liabilities	557,901	597,000	579,936
Commitments and contingencies
Stockholders’ equity:
Preferred stock; par value $.01 per share; 100,000 shares authorized; none issued or outstanding at June 30, 2012, December 31, 2011, and July 2, 2011	—	—	—
Common stock, voting; par value $.01 per share; 150,000,000 shares authorized; 58,989,420, 58,595,421, and 58,087,327 shares issued and outstanding at June 30, 2012, December 31, 2011, and July 2, 2011, respectively	590	586	581
Additional paid-in capital	240,427	231,738	218,857
Accumulated other comprehensive loss	(11,427)	(11,282)	(1,989)
Retained earnings	637,747	584,667	515,433
Total stockholders’ equity	867,337	805,709	732,882
Total liabilities and stockholders’ equity	$1,425,238	$1,402,709	$1,312,818

CARTER’S, INC.
CONSOLIDATED STATEMENTS OF CASH FLOW
(dollars in thousands)
(unaudited)

	For the six-month periods ended
	June 30, 2012	July 2, 2011
Cash flows from operating activities:
Net income	$53,080	$44,782
Adjustments to reconcile net income to net cash provided by (used in) operating activities:
Depreciation and amortization	17,606	16,367
Non-cash revaluation of contingent consideration	1,779	—
Amortization of Bonnie Togs tradename and non-compete agreements	187	—
Amortization of debt issuance costs	354	354
Non-cash stock-based compensation expense	6,351	4,883
Income tax benefit from stock-based compensation	(1,834)	(2,840)
Loss on disposal/sale of property, plant, and equipment	517	140
Deferred income taxes	554	4,844
Effect of changes in operating assets and liabilities:
Accounts receivable	25,887	(234)
Inventories	(30,705)	(123,324)
Prepaid expenses and other assets	1,706	1,291
Accounts payable and other liabilities	14,457	(32,565)

Net cash provided by (used in) operating activities	89,939	(86,302)

Cash flows from investing activities:
Capital expenditures	(37,711)	(16,086)
Acquisition of Bonnie Togs	—	(61,199)
Proceeds from sale of property, plant, and equipment	6	—

Net cash used in investing activities	(37,705)	(77,285)

Cash flows from financing activities:
Borrowings under revolving credit facility	2,500	—
Payments on revolving credit facility	(52,500)	—
Income tax benefit from stock-based compensation	1,834	2,840
Withholdings from vesting of restricted stock	(2,408)	(1,602)
Proceeds from exercise of stock options	2,481	1,692

Net cash (used in) provided by financing activities	(48,093)	2,930

Effect of exchange rate changes on cash	(6)	—
Net increase (decrease) in cash and cash equivalents	4,135	(160,657)
Cash and cash equivalents, beginning of period	233,494	247,382

Cash and cash equivalents, end of period	$237,629	$86,725

CARTER’S, INC.
RECONCILIATION OF GAAP TO ADJUSTED RESULTS

	Three-month period ended June 30, 2012
(dollars in millions, except earnings per share)	SG&A	Operating Income	Net Income	Diluted EPS
As reported (GAAP)	$156.3	$34.4	$20.8	$0.35
Revaluation of contingent consideration (a)	(1.1)	1.1	1.1	0.01
Facility closure-related costs (b)	(0.7)	0.7	0.5	0.01
As adjusted (d)	$154.5	$36.2	$22.4	$0.37

	Six-month period ended June 30, 2012
(dollars in millions, except earnings per share)	SG&A	Operating Income	Net Income	Diluted EPS
As reported (GAAP)	$306.0	$88.2	$53.1	$0.89
Revaluation of contingent consideration (a)	(1.8)	1.8	1.8	0.03
Facility closure-related costs (b)	(1.8)	1.8	1.2	0.02
As adjusted (d)	$302.4	$91.8	$56.0	$0.94

	Three-month period ended July 2, 2011
(dollars in millions, except earnings per share)	SG&A	Operating Income	Net Income	Diluted EPS
As reported (GAAP)	$121.3	$22.0	$12.7	$0.22
Professional fees / other expenses (c)	(1.2)	1.2	0.7	0.01
As adjusted (d)	$120.1	$23.2	$13.4	$0.23

	Six-month period ended July 2, 2011
(dollars in millions, except earnings per share)	SG&A	Operating Income	Net Income	Diluted EPS
As reported (GAAP)	$235.1	$75.7	$44.8	$0.76
Professional fees / other expenses (c)	(2.2)	2.2	1.4	0.03
As adjusted (d)	$232.9	$77.9	$46.2	$0.79

(a)	Revaluation of the contingent consideration liability associated with the Company's June 2011 acquisition of Bonnie Togs.

(b)
Costs related to the closure of a distribution facility located in Hogansville, Georgia, including severance and related benefits of $0.3 million and $1.4 million for the three and six-month periods ended June 30, 2012, respectively, $0.4 million in accelerated depreciation for the three and six-months period ended June 30, 2012, respectively and $0.1 million in other closure costs for the three and six-month periods ended June 30, 2012, respectively.

(c)	Professional service fees associated with the acquisition of Bonnie Togs.

(d)
In addition to the results provided in this earnings release in accordance with GAAP, the Company has provided adjusted, non-GAAP financial measurements that present SG&A, operating income, net income, and net income on a diluted share basis excluding the adjustments discussed above.  The Company believes these adjustments provide a meaningful comparison of the Company’s results.  The adjusted, non-GAAP financial measurements included in this earnings release should not be considered as an alternative to net income or as any other measurement of performance derived in accordance with GAAP.  The adjusted, non-GAAP financial measurements are presented for informational purposes only and are not necessarily indicative of the Company’s future condition or results of operations.

Note: Results may not be additive due to rounding.

CARTER’S, INC.
RECONCILIATION OF GAAP TO ADJUSTED RESULTS

	Three-month period ended October 1, 2011
(dollars in millions, except earnings per share)	Gross Margin	SG&A	Operating Income	Net Income	Diluted EPS
As reported (GAAP)	$192.1	$145.8	$56.8	$34.4	$0.58
Amortization of fair value step-up of inventory (a)	5.9	—	5.9	4.3	0.07
Revaluation of contingent consideration (b)	—	(1.0)	1.0	1.0	0.02
Professional fees / other expenses (c)	—	(0.1)	0.1	—	—
As adjusted (d)	$198.1	$144.8	$63.8	$39.7	$0.67

	Twelve-month period ended December 31, 2011
(dollars in millions, except earnings per share)	Gross Margin	SG&A	Operating Income	Net Income	Diluted EPS
As reported (GAAP)	$692.3	$542.1	$187.5	$114.0	$1.94
Acquisition-related expenses:
Amortization of fair value step-up of inventory (a)	6.7	—	6.7	4.8	0.08
Revaluation of contingent consideration (b)	—	(2.5)	2.5	2.5	0.04
Professional fees / other expenses (c)	—	(3.0)	3.0	1.9	0.03
Total acquisition-related expenses	6.7	(5.5)	12.2	9.2	0.15
As adjusted (d)	$698.9	$536.6	$199.7	$123.2	$2.09

(a)	Expense related to the amortization of the fair value step-up for Bonnie Togs inventory acquired.

(b)	Revaluation of the contingent consideration liability associated with the Company's June 2011 acquisition of Bonnie Togs.

(c)	Professional service fees associated with the acquisition of Bonnie Togs.

(d)
In addition to the results provided in this earnings release in accordance with GAAP, the Company has provided adjusted, non-GAAP financial measurements that present gross margin, SG&A, operating income, net income, and net income on a diluted share basis excluding the adjustments discussed above. The Company believes these adjustments provide a meaningful comparison to the Company's results. The adjusted, non-GAAP financial measurements included in this earnings release should not be considered as an alternative to net income or as any other measurement of performance derived in accordance with GAAP. The adjusted, non-GAAP financial measurements are presented for informational purposes only and are not necessarily indicative of the Company's future condition or results of operations.

Note: Results may not be additive due to rounding.

CARTER’S, INC.
RECONCILIATION OF NET INCOME ALLOCABLE TO COMMON SHAREHOLDERS

	For the three-month periods ended		For the six-month periods ended
	June 30, 2012	July 2, 2011	June 30, 2012	July 2, 2011
Weighted-average number of common and common equivalent outstanding:
Basic number of common shares outstanding	58,200,702	57,320,717	58,128,989	57,185,008
Dilutive effect of unvested restricted stock	170,495	96,845	174,134	101,921
Dilutive effect of stock options	676,321	635,425	645,174	665,797
Diluted number of common and common equivalent shares outstanding	59,047,518	58,052,987	58,948,297	57,952,726

As reported on a GAAP Basis:
Basic net income per common share:
Net income	$20,805,000	$12,659,000	$53,080,000	$44,782,000
Income allocated to participating securities	(281,253)	(140,083)	(718,436)	(496,715)
Net income available to common shareholders	$20,523,747	$12,518,917	$52,361,564	$44,285,285

Basic net income per common share	$0.35	$0.22	$0.90	$0.77

Diluted net income per common share
Net income	$20,805,000	$12,659,000	$53,080,000	$44,782,000
Income allocated to participating securities	(278,065)	(138,564)	(710,655)	(491,061)
Net income available to common shareholders	$20,526,935	$12,520,436	$52,369,345	$44,290,939

Diluted net income per common share	0.35	0.22	0.89	0.76

As adjusted (a):
Basic net income per common share:
Net income	$22,353,000	$13,402,000	$56,021,000	$46,176,000
Income allocated to participating securities	(302,179)	(148,305)	(758,242)	(512,177)
Net income available to common shareholders	$22,050,821	$13,253,695	$55,262,758	$45,663,823

Basic net income per common share	$0.38	$0.23	$0.95	$0.80

Diluted net income per common share
Net income	$22,353,000	$13,402,000	$56,021,000	$46,176,000
Income allocated to participating securities	(298,755)	(146,697)	(750,030)	(506,347)
Net income available to common shareholders	$22,054,245	$13,255,303	$55,270,970	$45,669,653

Diluted net income per common share	$0.37	$0.23	$0.94	$0.79

(a)
In addition to the results provided in this earnings release in accordance with GAAP, the Company has provided adjusted, non-GAAP financial measurements that present per share data excluding the adjustments discussed above. The Company has excluded $1.6 million and $2.9 million in after-tax expenses from these results for the three and six-month periods ended June 30, 2012, respectively. The Company has excluded $0.7 million and $1.4 million in after-tax expenses from these results for the three and six-month periods ended July 2, 2011, respectively.